Exhibit 99.1

Pareteum Announces Favorable Shareholders Vote at AGM

Dear Fellow Shareholders,

Today, your voice has been heard in resounding fashion. Your votes have been counted and reported through our Annual General Meeting of Shareholders. All four directors – Robert H. Turner, Yves van Sante, Luis Jimenez-Tuñon and Robert L. Lippert – have been approved by an overwhelming majority of shareholders.

We offer our sincere thank you for your demonstrable support of the company, affirming our clear mandate to hyper-accelerate our growth and to continue to disrupt markets with our Pareteum Experience Cloud™ and our ambitious strategies and business plans.

As noted in our positive pre-announcement on July 1, 2019, Pareteum’s preliminary financial results for the second quarter of 2019 will exceed analysts' consensus. These results represent significant ongoing revenue growth and bottom-line improvement for the Company. We look forward to updating you again on our Q2 earnings call on August 6th.

All good wishes and thanks to you, our shareholders.

Robert H. Turner

Executive Chairman & CEO

Pareteum Corporation (Nasdaq: TEUM)